EXHIBIT 21.1
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                              LIST OF SUBSIDIARIES
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The following is a list of the direct and indirect subsidiaries of Clark, Inc.
as of December 31, 2004:

                                                         Jurisdiction of
Subsidiary                                         Incorporation or Organization
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Clark Consulting, Inc.                                     Delaware
Clark Reinsurance Company Limited                          Cayman Islands
Clark/Bardes of Hawaii, LLC                                Hawaii
Clark Securities, Inc.                                     California
Clark/Bardes of Bermuda, Ltd.                              Bermuda
CRG Insurance Agency, Inc.                                 California
CBC Insurance Revenue Securitization LLC                   Delaware
COLI Insurance Agency, Inc.                                California
CRG Fiduciary Services, Inc.                               California
ECB Insurance Agency, Inc.                                 California
Executive Benefit Services, Inc.                           California